UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2023

E2open Parent Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39272	86-1874570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 Great Hills Trail, Suite 300E
Austin, TX
(address of principal executive offices)
78759
(zip code)
866-432-6736
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ETWO	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock at an exercise price of $11.50	ETWO-WT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

At the time of the transaction in February 2021 when E2open Parent Holdings, Inc. (the “Company”) went public, CC Neuberger Principal Holdings I Sponsor LLC (the “Sponsor”) acquired various securities in the Company. The Sponsor’s sole members are an affiliate of CC Capital and an affiliate of Neuberger Berman. As disclosed in the Form 4 filed by the Sponsor on February 22, 2023, the Sponsor effectuated a pro rata distribution for no consideration to its members. As per the filing, there were no sales associated with this distribution. At the time of the distribution, the Sponsor held 15,250,000 shares of Class A Common Stock and 10,280,000 warrants.

SIGNATURE

Pursuant to the Requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E2open Parent Holdings, Inc.

Date: March 9, 2023	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton
Executive Vice President and General Counsel